563833 Further Diligence Request for DIP Process – June 2015 1. Summary of insurance coverage, including any caps a. GTAT has insurance for the Mesa furnaces and equipment on a replacement cost basis, subject to certain sublimits. Various other policies may also be available to cover certain types of damage. 2. Describe the impact, if any, of the Mesa fire on GTAT equipment and on its potential scrap value a. Still being determined at this time. 3. Timing for the shipment of the 100 ASF Furnace units to current customer a. 2 already delivered, 23 expected to be delivered in August, and 25 expected to be delivered in each of September, October and November. 4. Any performance requirements for the furnace sale a. Delivery of units 3-50 is subject to the first 2 units satisfying specific performance criteria. Delivery of units 51-100 is subject to the first 50 units, on average, satisfying specific performance criteria. GTAT expects both sets of performance criteria to be satisfied, although there is no guarantee that either set will be satisfied. 5. Hilco appraisal value of the assets sold and sale prices relative to Hilco appraised values to date a. Non-ASF Mesa assets sold by GTAT since the petition date have an aggregate appraised GOLV of approximately $10.5 million based on the December 2014 Hilco appraisal report. GTAT realized approximately $12.2 million in gross proceeds from the sale of such assets. 6. Hilco appraisal value of the assets remaining that are expected to be sold in 2015 a. GTAT expects to realize up to an additional approximately $18 million of proceeds from the sale of non-ASF Mesa assets in 2015. The specific composition of these assets is unknown. As such, the Hilco appraised value of such assets is unknown. GTAT has no expectations one way or the other with respect to whether the realized proceeds from the sale of such assets will exceed their Hilco appraised value or not. 7. Summary of intellectual property portfolio not included in the Hilco appraisal Note 1. Patents filed in Patent Cooperation Treaty (“PCT”) contracting jurisdictions outside the U.S.

563833 8. Revised timing estimate with respect to large poly customer a. A customer party to one of GTAT’s largest Polysilicon contracts has requested that certain modifications be made to the contract, including an extension of the time the customer has to perform under certain provisions of the contract. At this time, there is no agreement to modify the contract. 9. Status of SSG and ASMG sale processes a. GTAT terminated the sale process for its ASMG business segment in April 2015. GTAT is currently in negotiations with respect to a potential sale of SSG. 10. Status update on the Hyperion business, including whether the company has secured an order for BNCT a. GTAT is in negotiations with potential customers to secure BNCT orders for Hyperion. At this time, no orders have been secured. GTAT has initiated a process to explore strategic alternatives for Hyperion. It expects to conclude such a process during the second half of 2015 11. Updated budget a. See next page 12. Updated cash balances a. Consolidated cash as of May 29th, 2015 was $54.9 million, of which $21.2 million was held in GT Advanced Technologies Limited accounts and $29.6 million was held in GTAT Corp. accounts. Cash held in Taiwan, Luxemburg and Germany were less than $0.2m. Total cash held in the US, excluding cash held by GT Advanced Technologies Limited, was $31.8m. 13. Update on Tax refund / claim a. The pre-petition tax claim has been revised to $45 million from its original level of $100 million. GTAT is in active dialogue with the IRS with respect to this claim and GTAT continues to expect that it will receive a $25 million tax refund by year-end 2015.

563833

FY 2015 Budget (superseded by the following page)

Budget does not reflect any impact of Mesa Fire

($ in millions)	Jan-15	Feb-15	Mar-15	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15	2015E
Financial Summary [1]													
Crystal													$109.3
Solar													36.4
Other													13.3
Revenue [2]													**$159.0**
Crystal													$39.1
Solar													2.7
Other [3]													(26.6)
EBITDA [4]													**$15.2**
Unlevered FCF [5]	**($6.1)**	**($4.8)**	**($7.2)**	**($5.5)**	**($6.8)**	**($4.0)**	**($6.3)**	**($0.6)**	**$4.4**	**$6.4**	**$57.8**	**($4.6)**	**$22.9**
Net cash flow pre-financing [6]	**($10.8)**	**($8.6)**	**($4.1)**	**($8.4)**	**($10.4)**	**($4.0)**	**($7.6)**	**($9.9)**	**($8.0)**	**($1.2)**	**$23.8**	**$12.7**	**($36.6)**
Other line item disclosures													
R&D and Capex													*(39.7)*
Tax refund													*25.0*
Cost of discontinued operations													*(25.0)*
Severance													*(0.0)*
Other													*(25.0)*

Notes

1. Reflects Q1 actuals, non-GAAP, unaudited
2. Revenue projections do not contemplate any revenue deferrals which will likely be required under GAAP (consistent with prior budget)
3. Includes unallocated corporate expenses
4. EBITDA excludes any repayments to Apple
5. Represents EBITDA less capex and changes in working capital. Unlevered FCF excludes any repayments to Apple. Movements in working capital exclude costs relating to the restructuring and are driven principally by the sale of ASFs. Approximately 5% of 2015E revenues from the sale of ASFs is projected to be received as cash receipts in the first half of 2016E
6. Net cash flow pre-financing calculated as UFCF less repayments to Apple, cost relating to restructuring, cost of discontinued operations, tax refunds, non-cores asset sales and other non-operating disbursements. Excludes fees or expenses of the Ad Hoc Committee of Convertible Noteholders' counsel or financial advisor

Budget does not reflect any impact of Mesa Fire

Draft DIP Budget - June 10, 2015

($ in millions)	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15	Jan-16	Feb-16	Mar-16	Apr-16	May-16	Total
Financial Summary													
Crystal													$157.6
Solar													54.2
Other													9.5
Revenue [1]													**$221.2**
Crystal													$63.3
Solar													6.4
Other [2]													(25.7)
EBITDA [3]													**$44.0**
Unlevered FCF [4]	**($4.0)**	**($6.3)**	**($0.6)**	**$4.4**	**$6.4**	**$30.9**	**$22.4**	**$1.5**	**$2.5**	**$0.3**	**($0.7)**	**$6.3**	**$63.0**
Net cash flow pre-financing [5]	**($11.6)**	**($7.6)**	**($9.9)**	**($8.0)**	**($1.2)**	**$8.6**	**$26.8**	**($6.3)**	**($3.7)**	**($6.1)**	**($8.5)**	**($6.4)**	**($33.9)**
Of which: [6]													
GT Corp.	(0.1)	(5.1)	(9.8)	(9.1)	(6.7)	(9.6)	15.1	(6.0)	(3.0)	(5.4)	(7.6)	(6.4)	(53.7)
GT HK	(11.5)	(2.5)	(0.0)	1.1	5.4	18.3	11.7	(0.3)	(0.7)	(0.7)	(0.9)	(0.0)	19.7
Other line item disclosures													
R&D and Capex													*(51.6)*
Tax refund													*24.0*
Cost of discontinued operations													*(20.9)*
Professional fees													*(37.7)*
Additional HK cash flow disclosures													
Net cash flow assuming no intercompany settlement and no ASF sales [7]	*(1.1)*	*(1.4)*	*(3.9)*	*(3.3)*	*0.7*	*(0.9)*	*(0.6)*	*(0.7)*	*(0.7)*	*(0.7)*	*(0.7)*	*(0.8)*	*(14.1)*
Royalties to GT US on DSS / Poly sales (not included above)	–	–	–	–	–	–	*(1.8)*	–	–	–	–	–	*(1.8)*

Notes

1. All financial information disclosed herein is NOT prepared in accordance with GAAP or any other financial accounting standards. Significant adjustments will likely be required to be made to, among other things, the timing of revenue recognition in order to comply with GAAP
2. Includes unallocated corporate expenses
3. EBITDA excludes any repayments to Apple
4. Represents EBITDA less capex and changes in working capital. Unlevered FCF excludes any repayments to Apple. Movements in working capital exclude costs relating to the restructuring and are driven principally by the sale of ASFs. Holdback from ASFs already delivered expected in June
5. Net cash flow pre-financing calculated as UFCF less repayments to Apple, costs relating to restructuring, cost of discontinued operations, tax refunds, non-core asset sales and other non-operating disbursements. Excludes fees or expenses of the Ad Hoc Committee of Convertible Noteholders' counsel or financial advisor
6. Net cash flow for GT US and GT HK based on the Intercompany Settlement proposal response from GTAT dated June 8, 2015
7. Excludes all ASF related and intercompany cash flows